EXHIBIT 99.1

Adherex Announces Share Consolidation, Name Change and Trading Symbol Change -

Research Triangle Park, NC — September 3, 2014 – Adherex Technologies Inc. (TSX:AHX)(OTCQB:ADHXF) (the “Company”) announced today that it gave effect to the consolidation of its outstanding share capital on the basis of one new security for every three outstanding securities (the “Consolidation”). In addition, the Company filed a Notice of Alteration with the British Columbia Registrar of Companies changing the name of the Company from Adherex Technologies Inc. to Fennec Pharmaceuticals Inc. to better reflect its current business focus and activities (the “Name Change”). The Company's Common Shares post-Consolidation will trade on the TSX Exchange under a new trading symbol: FRX.

The Consolidation will reduce the number the Company's outstanding common shares (the “Common Shares”) from approximately 29.6 million (as last reported in the Company's most recent Quarterly Report on Form 10-Q), to approximately 9.9 million. Furthermore, as a result of the Consolidation, Adherex's outstanding common share purchase warrants will be exercisable as follows: (i) with respect to the warrants issued by the Company on or about April 30, 2010 and March 29, 2011 and not tendered as part of the warrant exchange completed on July 29, 2014 (the “Warrant Exchange”), each 54 warrants will entitle the holder to purchase one Common Share at an exercise price of CAD$4.32, (ii) with respect to the warrants that were exchanged in connection with the Warrant Exchange, each three warrants will entitle the holder to purchase one Common Share at an exercise price of USD$1.50, and (iii) with respect to the warrants issued on November 22, 2013, each three warrants will entitle the holder to purchase one Common Share at an exercise price of USD$1.50.

All materials necessary to effect the Consolidation and the Name Change are expected be filed with the Toronto Stock Exchange (the “TSX”) today and, subject to TSX approval, it is expected that the Common Shares will commence trading on the TSX under the new name and “FRX” trading symbol, as well as on a Consolidated basis on or about September 5, 2014. Letters of transmittal providing for the exchange of certificates representing pre-Consolidation Common Shares for certificates representing post-Consolidation Common Shares were mailed to registered shareholders today. Any pre-Consolidation Common Shares owned by beneficial holders and any outstanding warrants will automatically be adjusted as a result of the Consolidation and the Name Change and no further action is required to be taken by such shareholders or warrantholders.

About the Company

The Company is a biopharmaceutical company focused on cancer therapeutics. The Company's principal executive offices are located at PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC. The Company's telephone number is (919) 636-4530.

Forward-Looking Statements

Except for historical information described in this press release, all other statements are forward-looking. In particular, this press release contains, without limitation, forward-looking statements pertaining to the expected date upon which the post-Consolidation Common Shares and listed warrants will begin trading on the Toronto Stock Exchange. With respect to forward-looking statements contained in this press release, we have made assumptions regarding various matters. Although we believe that the expectations reflected in the forward-looking statements contained in this press release, and the assumptions on which such forward-looking statements are made, are reasonable, we cannot assure you that such expectations will prove to be correct. Readers are cautioned not to place undue reliance on forward-looking statements included in this press release, as there can be no assurance that the plans, intentions or expectations upon which the forward-looking statements are based will occur. Forward-looking statements are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company's patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company's products will not be as large as expected, the Company's products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, and its ability to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, the risks described in the Offer Letter and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013. Adherex Technologies Inc. disclaims any obligation to update these forward-looking statements except as required by law.

For a more detailed discussion of related risk factors, please refer to the Company's public filings available at www.sec.gov and www.sedar.com.